Exhibit 10.11

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

Leasing Agreement

Lessor: [*****]	Deposit received HK$ 129,000.00
Management Fee Deposit Received HK$ 10,000.00

Tenant: Fortune Jet Management & Training Co. Limited

The parties have agreed to enter into a lease, each of them willing to abide by: a one-year life and one-year death contract.

Address for letting: 17/F, Wing Wong Building, 557-559 Nathan Road, Yau Ma Tei, Kowloon

Lease term: From 16 November 2023 to 15 November 2025

Lease Conditions: (This contract is executed in two copies, one for each party)

1) Rent: HK$38,000.00 (Thirty-eight thousand per month)

2) The tenant must pay the rent on the first day of each month’s tenancy period. If the tenant fails to pay the rent for three days after the expiry of the tenancy period, the landlord has the right to disconnect the water and electricity supply, terminate the contract and rent it out separately, and reserves the right to take legal actions to recover all the damages.

3) The tenant shall not surrender the lease during the hard agreement period, otherwise the rent shall be compensated according to the time of the remaining lease period. If the tenant continues to lease or surrenders the lease upon expiry of the hard agreement period, he/she shall give a written notice at least two months in advance, otherwise the tenant has to compensate two months’ rent to the landlord, and if the landlord is going to repossess the building, he/she shall also give a notice to the tenant at least two months in advance.

4) To take the deposit of HK$139,000.00 for the last tenancy agreement (no receipt will be issued), [the deposit cannot be used in lieu of rent, it is hereby declared that] if the Tenant moves out at the expiry of the tenancy agreement, and if the Tenant has not defaulted on the payment of rent and utility charges, and if the Tenant has not damaged any of the equipment in the unit, the Lessor shall return the deposit to the Tenant without any interest.

5) The Tenant shall rent the Unit for commercial purposes only. Without the consent of the Lessor, the Tenant shall not add any other person to occupy the Unit without authorisation, and shall not gamble in the Unit or act in contravention of the laws of Hong Kong, otherwise it shall be deemed to be in breach of the Tenancy Agreement.

6) Costs to be borne by the lessor: Rates, Government rent, property tax, etc.

7) Tenant’s share of expenses: application expenses, management fees, water charges, telephone charges, electricity charges, etc.

8) During the tenancy period, the lessee shall be responsible for the repair of any damage to the facilities inside the flat, such as loose windows, doors, electricity interruption, etc., while the lessor shall be responsible for the repair of the external walls or common facilities.

(9) When the Tenant moves in, the Tenant has inspected that all the facilities of the flat are in good condition, including water and electricity, doors and windows. Upon moving out, the Tenant shall return the Unit to the Lessor in good condition, and the Lessor shall not be responsible for any damages that may be caused to the Unit by deducting the cost of repairs from the Deposit.

10) The tenant shall be responsible for the safe use of electricity and air-conditioner in the leased premises.

11) During the tenancy period, ‘If the Tenant cannot live in the flat due to land resumption, redevelopment or demolition by the Government, fire, dangerous building and all other natural and man-made disasters, this tenancy agreement shall automatically terminate and be cancelled and the Tenant shall unconditionally vacate the flat, and the Lessor shall not be required to compensate the Tenant except for the return of the Deposit to the Tenant without any interest.

12) If the Property is redeveloped, the Tenant shall surrender the Property to the Landlord unconditionally and on time upon the Landlord’s written notice of cancellation within 30 days of the commencement of this Agreement. The Landlord shall have the right to dispose of any debris in the building as rubbish.

13) Animals such as dogs and cats are not allowed to be kept in the property.

14) In the event that the podium or rooftop additions of the building are demolished by the government department for reinstatement, the Lessor will give 30 days’ prior written notice to the Lessee and refund all deposits, and the Lessee will be required to move out of the unit unconditionally and immediately.

15) No miscellaneous objects shall be stored in the Common Area, in violation of which this Agreement shall be automatically cancelled and the Lessor shall have the right to remove all miscellaneous objects stored in the Common Area as rubbish and shall retain the right to pursue with the Lessee the cost and responsibility of removing the miscellaneous objects.

Lessor: [*****]	Lessee: Fortune Jet Management & Training Co. Limited
Business Registration Certificate No.: [*****]	Business Registration Certificate No.: [*****]

Lessor’s Seal or Signature:	Lessee’s Seal or Signature:

[Signature by landlord]	[Company seal affixed here]

Date:	Date:
[*****]	Responsible Person:
Tel: [*****] Fax: [*****]	Tel:
Email: [*****]	Email: